Exhibit 99.1

Lifeward Reports Fourth Quarter and Full Year 2023
Financial Results

Highest quarterly and annual revenue in the history of Lifeward
Commercial and operational integration complete; synergies
expected to yield $3 million in annual net savings

MARLBOROUGH, MA, and YOKNEAM ILLIT, Israel, February 27, 2024 – ReWalk Robotics Ltd. (DBA Lifeward™), (Nasdaq: LFWD) (“Lifeward” or the “Company”), a global market leader delivering life-changing solutions to revolutionize what is possible in rehabilitation, recovery, and the pursuit of life’s passions in the face of physical limitation or disability, today announced its financial results for the three months and full year ended December 31, 2023.

Highlights of the Fourth Quarter of 2023 and Early 2024

•	Record annual revenue for 2023 was $13.9 million, compared to $5.5 million in 2022, an increase of 151%.

•
The Company completed the integration of the commercial and operational resources of the former ReWalk and AlterG businesses to unify the teams and leverage the inherent strengths of both organizations, resulting in $3 million in annual net savings to be realized in 2024.

•
The Company unveiled its new corporate branding to officially begin doing business as Lifeward.  This transformation speaks to the broader mission of the combined Company be the driving force to elevate the standard of care in overcoming physical limitations and disabilities.

•
The Centers for Medicare & Medicaid Services (“CMS”) finalized the 2024 Home Health Rule which includes exoskeletons in the Medicare brace benefit category, reimbursed by Medicare on a lump-sum basis.  The Home Health Rule went into effect on January 1, 2024.

•
CMS also proposed the preliminary reimbursement level for the ReWalk Personal Exoskeleton to which Lifeward provided additional, more recent, commercial data to help ensure that the final payment rate accurately reflects current pricing information for lower-limb exoskeleton devices like the ReWalk Personal Exoskeleton.  The Company expects CMS to announce the final pricing during the first quarter of 2024.

“For the formation of the new Lifeward, our organizational integration work is now completed, and we are in the ideal position to move forward to the execution of our strategy,” stated Larry Jasinski, Chief Executive Officer of Lifeward. “Our team is well prepared to support existing and new customers with our full portfolio of innovative solutions across the rehabilitation spectrum, and especially ready to maximize the opportunity created by the newly established Medicare benefit category for exoskeletons to enable broader access to ReWalk Exoskeletons for individuals with spinal cord injury.  We expect 2024 to be a year of achievement as we transition into a growth phase to capitalize on the significant commercial opportunity before us.”

Fourth Quarter 2023 Financial Results

Total revenue was $6.9 million in the fourth quarter of 2023, compared to $2.2 million during the fourth quarter of 2022, up $4.7 million, or 216%.  Revenue from the sale of products from the former ReWalk business was $2.2 million, flat with the prior year’s quarter.  This performance was driven by flat revenue from the sale of ReWalk Exoskeleton systems and a small decline in MyoCycle revenue, offset by comparatively strong sales of ReStore systems.  Revenue from the sale of products from the former AlterG business, which was acquired in August 2023, contributed $4.7 million.

Gross margin was 35.5% during the fourth quarter of 2023, compared to 30.9% in the fourth quarter of 2022. On a non-GAAP basis, which excludes the amortization of purchase accounting adjustments and inventory reserves listed in the attached non-GAAP reconciliation table, the adjusted gross margin was 47.0% in Q4’23, compared to 52.8% in Q4’22, a 5.8 percentage point decline. The decline in non-GAAP gross margin was primarily attributable to a more favorable mix of product sales and favorable material costs as a percentage of revenue in the prior year’s quarter.

Total operating expenses in the fourth quarter of 2023 were $8.6 million, compared to $5.7 million in the fourth quarter of 2022.  Of the total, AlterG contributed $3.2 million of operating expenses in the fourth quarter of 2023. Excluding the impact of AlterG, operating expenses were $5.4 million in the fourth quarter of 2023, compared to $5.7 million in the fourth quarter of 2023, down $0.3 million, or -4%.  Total operating expenses for the fourth quarter of 2023 included $1.6 million of expenses related to the acquisition of AlterG, including amortization of purchase accounting adjustments, restructuring, integration, and rebranding expenses, which are summarized in the attached non-GAAP reconciliation table.

Operating loss in the fourth quarter of 2023 was $6.1 million, compared to $5.0 million in the fourth quarter of 2022. On a non-GAAP basis, which excludes the items in the attached non-GAAP reconciliation table, adjusted operating loss was $3.8 million in the fourth quarter of 2023, compared to a loss of $4.0 million in the fourth quarter of 2022, an improvement of $0.2 million, or 6%.

Net loss was $5.6 million, or $(0.13) per share, for the fourth quarter of 2023, compared to a net loss of $5.3 million, or $(0.09) per share, in the fourth quarter of 2022. On a non-GAAP basis, which excludes the items in the attached non-GAAP reconciliation table, adjusted net loss was $3.3 million, or $(0.05) per share, in the fourth quarter of 2023, compared to $4.3 million, or $(0.07) per share, during the fourth quarter of 2022.

Liquidity

As of December 31, 2023, ReWalk had $28.1 million in unrestricted cash and cash equivalents on its balance sheet with no debt.  During the fourth quarter of 2023, cash used in operations was $4.4 million.

Financial Guidance

For the full year 2024, Lifeward expects revenue of between $28 to $32 million, non-GAAP gross margin to expand to the high 40%s, non-GAAP operating expenses to decline from the fourth quarter 2023 run rate level as a result of the integration savings, and non-GAAP operating loss to decline to the low double-digit millions.  For the first quarter, which is typically the lowest volume quarter of each year, Lifeward sees revenue of between $5.0 to $5.5 million, which the Company expects will increase in subsequent quarters consistent with historical patterns and due to the phasing in of Medicare revenue and the contribution of the AlterG new product introduction expected to start mid-year.  The expectations for the first quarter of 2024 do not include Medicare revenue.

Lifeward does not provide a GAAP reconciliation of its non-GAAP financial guidance because the Company is unable to predict with reasonable certainty and without unreasonable effort items that would be included in such a reconciliation, including, but not limited to, stock-based compensation expense, acquisition-related expense, and earnout expense. The timing and amounts of these items are uncertain and could be material to Lifeward’s results computed in accordance with GAAP.

Conference Call

ReWalk management will host its fourth quarter and full year 2023 conference call as follows:

Date		Tuesday, February 27, 2024
Time		8:30 AM EST
Telephone	U.S:	1-833-316-0561
	International:	1-412-317-0690
	Israel:	1-80-9212373
	Germany:	069-22221534
Access code		Please reference the “Lifeward Earnings Call”
Webcast (live, listen-only and archive)		https://edge.media-server.com/mmc/p/3pun37to/

The archived webcast will be available via the following URL https://edge.media-server.com/mmc/p/3pun37to/  or through the “Investors” section on our website at GoLifeward.com.

About Lifeward

Lifeward designs, develops, and commercializes life-changing solutions that span the continuum of care in physical rehabilitation and recovery, delivering proven functional and health benefits in clinical settings as well as in the home and community. Our mission at Lifeward is to relentlessly drive innovation to change the lives of individuals with physical limitations or disabilities. We are committed to delivering groundbreaking solutions that empower individuals to do what they love. The Lifeward portfolio features innovative products including the ReWalk Exoskeleton, the AlterG Anti-Gravity systems, the ReStore Exo-Suit, and the MyoCycle FES Systems.

Founded in 2001, Lifeward has operations in the United States, Israel, and Germany. For more information on the Lifeward mission and product portfolio, please visit GoLifeward.com.

ReWalk®, ReStore® and Alter G® are registered trademarks of ReWalk Robotics Ltd. (DBA Lifeward) and/or its affiliates.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934. Such forward-looking statements may include projections regarding the Company’s future performance and other statements that are not statements of historical fact and, in some cases, may be identified by words like "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future," "will," "should," "would," "seek" and similar terms or phrases. The forward-looking statements contained in this press release are based on management's current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Important factors that could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements include, among others: the Company’s ability to realize the anticipated benefits of the acquisition of AlterG, including the possibility that the expected benefits of the acquisition will not be realized within the expected time period or at all; the effect of the AlterG acquisition on the ability of the Company to retain customers and key personnel and to maintain relationships with suppliers, distributors and other key business relations; potential litigation in connection with the AlterG acquisition; uncertainties associated with future clinical trials and the clinical development process, the product development process and FDA regulatory submission review and approval process; the Company's ability to have sufficient funds to meet certain future capital requirements, which could impair the Company's efforts to develop and commercialize existing and new products; the Company's ability to regain and maintain compliance with the continued listing requirements of the Nasdaq Capital Market and the risk that its ordinary shares will be delisted if it cannot do so; the Company's ability to maintain and grow its reputation and the market acceptance of its products; the Company's ability to achieve reimbursement from third-party payors, including CMS, for its products; the Company's limited operating history and its ability to leverage its sales, marketing and training infrastructure; the Company's expectations as to its clinical research program and clinical results; the Company's expectations regarding future growth, including its ability to increase sales in its existing geographic markets and expand to new markets; the Company's ability to obtain certain components of its products from third-party suppliers and its continued access to its product manufacturers; the Company's ability to improve its products and develop new products; the Company's compliance with medical device reporting regulations to report adverse events involving the Company's products, which could result in voluntary corrective actions or enforcement actions such as mandatory recalls, and the potential impact of such adverse events on the Company's ability to market and sell its products; the Company's ability to gain and maintain regulatory approvals; the Company's ability to maintain adequate protection of its intellectual property and to avoid violation of the intellectual property rights of others; the risk of a cybersecurity attack or breach of the Company's IT systems significantly disrupting its business operations; the Company's ability to use effectively the proceeds of its offerings of securities; and other factors discussed under the heading "Risk Factors" in the Company’s annual report on Forms 10-K for the year ended December 31, 2023 filed with the SEC and other documents subsequently filed with or furnished to the SEC. Any forward-looking statement made in this press release speaks only as of the date hereof. Factors or events that could cause the Company’s actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for the Company to predict all of them. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the Company believes that the use of non-GAAP accounting measures, including non-GAAP gross margin, operating expenses, operating loss, and net loss, is helpful to its investors. These measures, which the Company refers to as non-GAAP financial measures, are not prepared in accordance with GAAP.

Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash expenses, the Company believes that providing non-GAAP financial measures that exclude certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures provide investors with additional insight into the company's ongoing business performance. Each of the Company’s non-GAAP financial measures is an important tool for financial and operational decision-making and for the Company’s evaluation of its operating results over different periods of time. The non-GAAP financial data are not measures of the Company’s financial performance under U.S. GAAP and should not be considered as alternatives to operating loss or net loss or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Lifeward’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on the Company’s reported financial results.

The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Lifeward urges investors to review the reconciliation of the Company’s non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate the Company’s business.

Lifeward Media Relations:
LifeSci Communications
E: media@golifeward.com

Lifeward Investor Contact:
Mike Lawless
Chief Financial Officer
Lifeward
E: ir@golifeward.com

ReWalk Robotics Ltd. And subsidiaries
Condensed Consolidated Statements of Operations
(Audited)
(In thousands, except share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022

Revenue	$6,884	$2,179	$13,854	$5,511
Cost of revenues	4,441	1,506	9,401	3,606
Gross profit	2,443	673	4,453	1,905
Operating expenses:
Research and development, net	1,318	1,103	4,148	4,031
Sales and marketing	4,846	2,723	13,922	9,842
General and administrative	2,416	1,852	9,995	7,134
Total operating expenses	8,580	5,678	28,065	21,007
Operating loss	(6,137)	(5,005)	(23,612)	(19,102)
Financial income, net	420	69	1,467	* )
Loss before income taxes	(5,717)	(4,936)	(22,145)	(19,102)
Taxes on income expense (benefit)	(78)	377	(12)	467
Net loss	$(5,639)	$(5,313)	$(22,133)	$(19,569)
Basic net loss per ordinary share	$(0.13)	$(0.09)	$(0.37)	$(0.31)

Weighted average number of shares used in computing net loss per ordinary share basic and diluted	60,043,532	61,679,207	59,719,064	62,378,797

*) Represents an amount lower than $1.

	Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
Dollars in thousands, except per share data	2023	2022	2023	2022

GAAP net loss	$(5,639)	$(5,313)	$(22,133)	$(19,569)
Adjustments:
Purchase accounting impact on inventory	-	-	607	-
Amortization of intangible assets	846	-	1,609	-
M&A transaction and integration costs	166	150	2,524	150
Rebranding	253	-	253	-
Restructuring	670	-	670	-
Earnout income	(355)	-	(315)	-
Inventory Write down	390	471	390	471
Stock-based compensation expense	373	347	1,328	993

Non-GAAP net loss	$(3,296)	$(4,345)	$(15,067)	$(17,955)

Shares used in net loss per share	60,043,532	61,679,207	59,719,064	62,378,797

Non-GAAP net loss per share	$(0.05)	$(0.07)	$(0.25)	$(0.29)

	Quarter Ended						Year Ended
	December 31,		September 30,		December 31,		December 31,		December 31,
	2023		2023		2022		2023		2022
Dollars in thousands	$	% of revenue	$	% of revenue	$	% of revenue	$	% of revenue	$	% of revenue

GAAP operating loss	$(6,137)	(89.1)%	$(7,942)	(180.4)%	$(5,005)	(229.6)%	$(23,612)	(170.4)%	$(19,102)	(346.6)%

Purchase accounting impact on inventory	-	-	607	13.8%	-	-	607	4.4%	-	-
Amortization of intangible assets	846	12.3%	763	17.3%	-	-	1,609	11.6%	150	2.7%
M&A transaction and integration costs	166	2.4%	1,314	29.8%	150	6.9%	2,524	18.2%	-	-
Rebranding	253	3.7%	-	-	-	-	253	1.8%	-	-
Restructuring	670	9.7%	-	-	-	-	670	4.8%	-	-
Earnout expense (income)	(355)	(5.2)%	40	0.9%	-	-	(315)	(2.3)%	-	-
Inventory Write down	390	5.7%	-	-	471	21.6%	390	2.8%	471	8.5%
Stock-based compensation expense	373	5.4%	333	7.6%	347	15.9%	1,328	9.6%	993	18.0%

Non-GAAP operating loss	$(3,794)	(55.1)%	$(4,885)	(111.0)%	$(4,037)	(185.2)%	$(16,546)	(119.5)%	$(17,488)	(317.4)%

	Quarter Ended						Year Ended
	December 31,		September 30,		December 31,		December 31,		December 31,
	2023		2023		2022		2023		2022
Dollars in thousands	$	% of revenue	$	% of revenue	$	% of revenue	$	% of revenue	$	% of revenue

GAAP gross profit	$2,443	35.5%	$863	19.6%	$673	30.9%	$4,453	32.1%	$1,905	34.6%
Adjustments:
Purchase accounting impact on inventory	-	-	607	13.8%	-	-	607	4.4%	-	-
Write down	390	5.7%	-	-	471	21.6%	390	2.8%	471	8.5%
Amortization of intangible assets	389	5.7%	511	11.6%	-	-	900	6.5%	-	-
Stock-based compensation expense	4	0.1%	4	0.1%	6	0.3%	9	0.1%	16	0.3%

Non-GAAP gross profit	$3,226	47.0%	$1,985	45.1%	$1,150	52.8%	$6,359	45.9%	$2,392	43.4%

	Quarter Ended						Year Ended
	December 31,		September 30,		December 31,		December 31,		December 31,
	2023		2023		2022		2023		2022
Dollars in thousands	$	% of revenue	$	% of revenue	$	% of revenue	$	% of revenue	$	% of revenue

GAAP research & development	$1,318	19.1%	$1,262	28.7%	$1,103	50.6%	$4,148	29.9%	$4,031	73.1%
Adjustments:
Restructuring	176	2.6%	-	-	-	-	176	1.3%	-	-
Stock-based compensation expense	45	0.7%	46	1.0%	34	1.6%	157	1.1%	94	1.7%

Non-GAAP research & development	$1,097	15.8%	$1,216	27.7%	$1,069	49.0%	$3,815	27.5%	$3,937	71.4%

	Quarter Ended						Year Ended
	December 31,		September 30,		December 31,		December 31,		December 31,
	2023		2023		2022		2023		2022
Dollars in thousands	$	% of revenue	$	% of revenue	$	% of revenue	$	% of revenue	$	% of revenue

GAAP sales & marketing	$4,846	70.4%	$4,088	92.8%	$2,723	124.9%	$13,922	100.5%	$9,842	178.6%
Adjustments:
Amortization of intangible assets	389	5.7%	215	4.9%	-	-	604	4.4%	-	-
Rebranding	253	3.7%	-	-	-	-	253	1.8%	-	-
Restructuring	70	1.0%	-	-	-	-	70	0.5%	-	-
Stock-based compensation expense	111	1.6%	107	2.4%	83	3.8%	381	2.8%	250	4.5%

Non-GAAP sales & marketing	$4,023	58.4%	$3,766	85.5%	$2,640	121.1%	$3,762	91.0%	$2,505	174.1%

	Quarter Ended						Year Ended
	December 31,		September 30,		December 31,		December 31,		December 31,
	2023		2023		2022		2023		2022
Dollars in thousands	$	% of revenue	$	% of revenue	$	% of revenue	$	% of revenue	$	% of revenue

GAAP general & administrative	$2,416	35.1%	$3,455	78.5%	$1,852	85.0%	$9,995	72.1%	$7,134	129.5%
Adjustments:
M&A transaction and integration costs	166	2.4%	1,314	29.8%	150	6.9%	2,524	18.2%	150	2.7%
Amortization of intangible assets	68	1.0%	37	0.8%	-	-	105	0.8%	-	-
Restructuring	424	6.2%	-	-	-	-	424	3.1%	-	-
Earnout expense (income)	(355)	(5.2)%	40	0.9%	-	-	(315)	(2.3)%	-	-
Stock-based compensation expense	213	3.1%	176	4.0%	224	10.3%	781	5.6%	633	11.5%

Non-GAAP general & administrative	$1,900	27.6%	$3,202	43.0%	$1,628	67.8%	$6,476	46.7%	$6,501	115.3%

ReWalk Robotics Ltd. And subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)
(Audited)

	December 31,	December 31,
	2023	2022

Assets
Current assets
Cash and cash equivalents	$28,083	$67,896
Trade receivable, net	3,120	1,036
Prepaid expenses and other current assets	2,366	649
Inventories	5,653	2,929
Total current assets	39,222	72,510
Restricted cash and other long term assets	784	694
Operating lease right-of-use assets	1,861	836
Property and equipment, net	1,262	196
Intangible Assets	12,525	-
Goodwill	7,538	-
Total assets	$63,192	$74,236
Liabilities and equity
Current liabilities
Current maturities of operating leases	1,296	564
Trade payables	5,069	1,950
Other current liabilities	4,854	2,268
Earnout liability	576	-
Total current liabilities	11,795	4,782

Non-current operating leases	607	333
Earnout liability	2,716	-
Other long-term liabilities	1,564	956
Shareholders’ equity	46,510	68,165
Total liabilities and equity	$63,192	$74,236

ReWalk Robotics Ltd. And subsidiaries
Condensed Consolidated Statements of Cash Flows
(Audited)
(In thousands)

	Twelve Months Ended
	December 31,
	2023	2022

Net cash used in operating activities	$(20,667)	$(17,891)

Net cash used in investing activities	(18,149)	(25)

Net cash used in financing activities	(992)	(2,500)
Effect of Exchange rate changes on Cash, Cash Equivalents and Restricted Cash	45	(79)
Decrease in cash, cash equivalents, and restricted cash	(39,763)	(20,495)
Cash, cash equivalents, and restricted cash at beginning of period	68,555	89,050
Cash, cash equivalents, and restricted cash at end of period	$28,792	$68,555

ReWalk Robotics Ltd. And subsidiaries
(Audited)
(In thousand)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022

Revenue:
United States	3,338	1,110	7,636	2,303
Europe	2,843	1,034	5,044	3,057
Asia Pacific	264	2	387	115
Rest of the world	439	33	787	36
Total Revenue	$6,884	$2,179	$13,854	$5,511